暉誼(香港)會計師事務所有限公司

PARKER RANDALL CF (H.K.) CPA LIMITED

Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong.

Tel : 35763455 Fax : 26251263

To: Jamie H. Kim
Attorney at Law
Richardson & Patel LLP
Murdock Plaza
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024

March 31, 2008

Dear Jamie,

We have audited the financial statements of Infosmart Group Inc. for the year ended December 31, 2007 and reviewed the Form 10-K. No further comment is needed to be highlighted for your attention. We, as company's auditor, hereby make consent for the filing.

Best regards,

Parker Randall CF

Parker Randall CF (H.K.) CPA Limited